FOR IMMEDIATE RELEASE
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Contact:
  Alfred E. Brennan, President & Chief
  Executive Officer
  Arthur L. Herbst, Jr., Evp, Chief
  Operating Officer & Chief Financial
  Officer

  (314)-344-0010, EXT. 3133
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                                                                  [logo]
                                                               Young
                                                               Innovations, Inc.



             YOUNG INNOVATIONS, INC. ACQUIRES OBTURA CORPORATION AND
                          EARTH CITY TECHNOLOGIES, INC.


ST. LOUIS, MO., DECEMBER 1, 2003 ... Young Innovations, Inc. (NASDAQ - YDNT) today announced that it has acquired substantially all of the assets of Obtura Corporation and Earth City Technologies, Inc. (ECTI), collectively known as Obtura Spartan. Obtura Spartan, based in Fenton, Missouri, designs, develops and manufactures a broad line of products for the endodontic market including ultrasonic units, ultrasonic tips and obturation equipment.

Under the Spartan brand name, Obtura Spartan offers a line of ultrasonic units and ultrasonic tips that are used to remove tooth structure and pulp during a root canal procedure. Under the Obtura brand name, Obtura Spartan offers an obturation system which is used to obturate, or fill, the canal after the pulp is removed. The Company believes Obtura Spartan has the leading market position in systems designed for warm, vertical condensation obturation and it has a leading domestic market position in ultrasonic systems and tips used in apical surgery and endodontic retreatment.

The transaction is expected to add approximately $8.0 million to the Company's annual sales and the gross margin of the Obtura Spartan business is similar to the gross margin of our overall business. While adjusting for the negative impact of the inventory step-up, anticipated amortization of intangibles and purchase accounting adjustments, the Company expects this transaction to add approximately $0.01 to EPS in each of the 2nd, 3rd and 4th quarters of 2004.

The purchase price for the transaction is expected to be approximately $12.5 million in cash. An additional $2.0 million may be earned by the seller if additional profitability targets are achieved over the next two years. Mr. George Richmond, Chairman of the Board of Young Innovations, owns 20% of Earth City Technologies, Inc. The transaction was unanimously approved by the independent directors of the Company.


Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading distributor of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



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